UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
NOBAO RENEWABLE ENERGY HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Building 4, No. 150 Yonghe Road
Shanghai, 200072
People’s Republic of China
(86) 21 6652 0666
(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class be	Name of each exchange on
to be so registered	which each class is to be registered
American Depositary Shares, each representing three Ordinary Shares	New York Stock Exchange, Inc.

Ordinary Shares, par value US$0.0001 per Ordinary Share	New York Stock Exchange, Inc.*

*	Not for trading, but only in connection with the listing of the American Depositary Shares on the New York Stock Exchange. The American Depositary Shares represent the right to receive the Ordinary Shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-166352 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     This description of the securities to be registered is contained under the headings “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale” and “Taxation” in the Registrant’s Registration Statement on Form F-1, originally filed with the Securities and Exchange Commission on April 28, 2010 (File No. 333- 166352), as amended, which description is incorporated herein by reference.
ITEM 2. EXHIBITS.
     The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to the New York Stock Exchange, Inc. and are not filed with or incorporated by reference in this Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

NOBAO RENEWABLE ENERGY HOLDINGS LIMITED
By:	/s/ Kwok Ping Sun
Name:	Kwok Ping Sun
Title:	Chairman and Chief Executive Officer